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               BlackRock Equity Dividend Fund (the "Registrant")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to sub-item 77Q1(a) of Form N-SAR, a copy of the Registrant's Amended and Restated Establishment and Designation of Classes dated January 25, 2016 and filed with the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston.

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                                                                EXHIBIT 77Q1(A)

         Amended and Restated Establishment and Designation of Classes

                        BLACKROCK EQUITY DIVIDEND FUND

   Whereas, pursuant to that certain Establishment and Designation of Classes amended and restated as of April 14, 2003, the shares of beneficial interest of BlackRock Equity Dividend Fund, a Massachusetts business trust (the "Trust"), par value $.10 per share (the "Shares"), were divided into Class A, Class B, Class C, Class I and Class R Shares;

   Whereas, pursuant to that certain Establishment and Designation of Classes effective as of September 29, 2006, a majority of the Board of Trustees (the "Trustees") of the Trust, acting pursuant to Section 6.4 of the Declaration of Trust of the Trust, dated May 14, 1987, as amended (the "Declaration"), amended and restated the prior designation for the purpose of (i) redesignating the Class A Shares as "Investor A Shares," Class B Shares as "Investor B Shares," Class C Shares as "Investor C Shares" and Class I Shares as "Institutional Shares" and (ii) establishing Service Shares as a class of the Trust;

   Whereas, at a meeting of the Trustees of the Trust on February 8-9, 2011, a majority of the Trustees of the Trust, acting pursuant to Section 6.4 of the Declaration, designated and established Investor C1 Shares as a class of the Trust; and

   Whereas, at a meeting of the Trustees of the Trust on November 10, 2015, a majority of the Trustees of the Trust, acting pursuant to Section 6.4 of the Declaration, designated and established Class K Shares as a class of the Trust.

   The undersigned, Secretary of the Trust, does hereby certify that following the actions referenced above, the following classes of shares of beneficial interests in the Trust have heretofore been established and designated by the Trustees of the Trust in accordance with the Trust's Declaration, that such classes remain in effect as of the date hereof, that the Trust is authorized to issue an unlimited number of shares of beneficial interests of each such class, that the classes have the relative rights and preferences set forth below and that no changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

   The classes of Shares established and designated (each a "Class") are as follows:

       (a)Investor A Shares

       (b)Investor A1 Shares

       (c)Investor B Shares

       (d)Investor C Shares

       (e)Investor C1 Shares

       (f)Institutional Shares

       (g)Class R Shares

       (h)Service Shares

       (i)Class K Shares

    1. The Shares of each Class shall be entitled to all of the rights and references accorded to Shares under the Declaration.

    2. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration and shall

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       be set forth in the prospectus and statement of additional information of the Trust relating to such Class contained in the Trust's most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

    3. Shares of each Class shall vote together as a single class except that Shares of a Class may vote separately on matters affecting only that Class and Shares of a Class not affected by a matter will not vote on that matter.

    4. A Class may be terminated by the Trustees by written notice to the shareholders of the Class.

    5. This Establishment and Designation of Classes shall be effective as of the 10th day of November, 2015.

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       WITNESS my hand as of this 25th day of January, 2016.

                                                  /s/ Benjamin Archibald
                                                  Secretary

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